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EX-23.2

                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement pertaining to the Digex, Incorporated Long-Term Incentive Plan of our reports dated February 2, 2000 and April 23, 1999, with respect to the financial statements and schedule of Digex, Incorporated and the web site hosting unit of Business Internet, Incorporated, respectively, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

McLean, VA
June 8, 2000